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                                                                     EXHIBIT 8.1

                LIST OF HANARO TELECOM'S SIGNIFICANT SUBSIDIARIES

                                                                  PERCENTAGE OF
                                                                  OWNERSHIP AND              PERCENTAGE OF
                                                               VOTING INTEREST HELD       OWNERSHIP AND VOTING
                                                                 BY HANARO TELECOM         INTEREST HELD BY
                                            JURISDICTION OF              (%)               HANARO TELECOM (%)
            NAME                             INCORPORATION       AS OF DEC 31, 2002       AS OF APRIL 30, 2003
            ----                             -------------       ------------------       --------------------
Hanaro Telecom America, Inc.                 Delaware, USA               100                        100
M-Commerce Co., Ltd.                             Korea                 30.29                      30.29
Hanaro WEB(n)TV Co., Ltd.                        Korea                 90.91                      90.91
Hanaro Realty Development &                      Korea                 99.99                      99.99
Management Co., Ltd.
Hanaro Telephone & Internet                      Korea                 99.99                      99.99
Information, Inc.
Dreamline Corporation                            Korea                 32.18                      32.18
HanaroDream Corp. (1)                            Korea                 42.14(1)                   42.14(1)
Korea Digital Cable Media Center (2)             Korea                 24.75                      24.75

    (1) Previously known as DreamX.net Co. Such percentage of ownership and voting interest represents the percentage held by Dreamline Corporation.

    (2) In October 2002, we acquired a 24.75% equity interest in Korea Digital Cable Media Center.